UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2025
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01         Regulation FD Disclosure

On March 12, 2025, the Company issued a news release to report that it had filed its quarterly report on Form 10-Q for the quarter ended January 31, 2025, with the U.S. Securities and Exchange Commission (the “SEC”). The Form 10-Q filing, which includes the Company’s interim condensed consolidated financial statements, related notes thereto and management’s discussion and analysis, is available on the Company's website at www.uraniumenergy.com and at www.sec.gov.

Operational and Project Highlights:

Achieved a major production milestone with the successful processing, drying and drumming of uranium concentrates, advancing the phased ramp-up of operations at both the Irigaray Central Processing Plant (“CPP”) and the Christensen Ranch In-Situ Recovery (“ISR”) Mine in Wyoming’s Powder River Basin.

●	Buildout of new production areas continued at the Christensen Ranch ISR Mine and are expected to be operational in the coming weeks as planned.

●
Strengthened UEC’s position as the largest licensed uranium producer in the U.S. with the closing of the Rio Tinto America Inc.’s Sweetwater Plant acquisition in Wyoming, adding 4.1 million pounds U3O8 per year of licensed capacity and 175 million pounds of historic resources(1), establishing the Company’s third hub-and-spoke ISR production platform.

●
Advanced Construction at Burke Hollow ISR Mine in South Texas with development of the initial planned production area. Key infrastructure development, including the satellite ion exchange plant foundation and long-lead equipment orders, are progressing on schedule.

●
Completed an Initial Economic Assessment(2) for the Roughrider Project showing an estimated $946 million Post-Tax NPV, 40% IRR, a 1.4-year payback and an all-in sustaining cost (AISC) of $20.48 per lb U3O8, ranking Roughrider in the lowest 15% of production costs among projects(3) globally at various stages.

Financial Highlights:

●	Second Quarter Revenue of $49.8 million on sales of 600,000 pounds of U3O8 at $82.92 per pound from our physical portfolio, generating a gross profit of $18.2 million in the second quarter.

●
Inventory totals 1,356,000 pounds of U3O8valued at $97.3 million at market prices(4). UEC's U.S. warehoused physical uranium program will be further expanded with an additional 300,000 pounds to be purchased under existing contracts in December 2025 at $37.05 per pound, providing a low-cost stream of physical uranium at a time of heightened geopolitical uncertainty.

●	Over $214 million of liquid assets (cash, equities and inventory at market prices(4)), and zero debt.

Operational and Project Highlights:

●
Achieved a major production milestone with the successful processing, drying and drumming of uranium concentrates, advancing the phased ramp-up of operations at both the Irigaray Central Processing Plant (“CPP”) and the Christensen Ranch In-Situ Recovery (“ISR”) Mine in Wyoming’s Powder River Basin.

●
Buildout of new production areas continued at the Christensen Ranch ISR Mine with delivery of fresh uranium feed to the satellite ion exchange plant as it approaches online operation in the coming weeks as planned.

●
Strengthened UEC’s position as the largest licensed uranium producer in the U.S. with the closing of the Rio Tinto America Inc.’s Sweetwater Plant acquisition in Wyoming, adding 4.1 million pounds U3O8 per year of licensed capacity and 175 million pounds of historic resources(1), establishing the Company’s third hub-and-spoke ISR production platform.

●
Accelerated Construction at Burke Hollow ISR Mine in South Texas with development of the initial planned production area. Key infrastructure advances, including satellite ion exchange plant foundation and long-lead equipment orders, are progressing on schedule.

●
Completed an Initial Economic Assessment(2) for the Roughrider Project showing a $946 million Post-Tax NPV, 40% IRR, a 1.4-year payback and an AISC of $20.48 per lb U3O8, ranking Roughrider in the lowest 15% of production costs among development-stage projects(3).

Financial Highlights:

●	Sold 600,000 pounds of U3O8 at $82.92 per pound from our physical portfolio, generating a gross profit of $18.2 million in the second quarter.

●
Inventory totals 1,356,000 pounds of U3O8valued at $97.3 million at market prices(4). UEC's U.S. warehoused physical uranium program will be further expanded with an additional 300,000 pounds to be purchased under contract for delivery in December 2025 at $37.05 per pound, providing a low-cost stream of physical uranium at a time of heightened geopolitical uncertainty.

●	Over $214 million of liquid assets (cash, equities and inventory at market prices(4)), and zero debt.

Amir Adnani, President and CEO, stated:

“This quarter, UEC achieved significant milestones in production ramp-up, acquisitions, sales and construction across our project pipeline. In Wyoming, we successfully commenced drying and drumming of uranium concentrates. In Texas, we continued to accelerate construction of Burke Hollow, including the first planned production area and a new satellite ion exchange facility. The acquisition of the Sweetwater Plant adds a third ISR hub-and-spoke platform and boosts our licensed U.S. production capacity to over 12 million pounds annually."

"Financial strength remains a cornerstone of our growth strategy, with over $214 million(4) in liquid assets and zero debt as of January 31, 2025. Our strong balance sheet, combined with the low capital intensity of ISR operations, provides the capability to accelerate production growth in a rapidly tightening uranium market. With demand outpacing supply, our decision to remain fully unhedged ensures we can capitalize on rising prices while maintaining the discipline and flexibility to reduce sales volume at our discretion during periods of market weakness. This quarter’s realized sale price of $82.92 per pound for 600,000 pounds is a direct reflection of that strategy, reinforcing our ability to maximize value for shareholders."

“The Roughrider Project Initial Economic Assessment(2) validates the project as a top-tier, high-margin asset with a clear path to becoming a world-class mine and mill. With a post-tax estimated net present value of $946 million, our 2022 acquisition of Roughrider from Rio Tinto for $150 million has proven to be a highly accretive move, fully aligned with our strategy to secure valuable assets at opportune moments in the uranium price cycle.”

Christensen Ranch and Irigaray Operations, Wyoming

A significant milestone was achieved with the successful commissioning of the drying and packaging circuit at the Irigaray CPP with uranium feed from the Christensen Ranch ISR operations.

Six months into the phased restart, the Christensen Ranch Mine ramp-up continued, with feed to the satellite ion exchange plant from past-producing wellfields 7, 8, and 10. Header house 7-4 was started for production feed to the satellite plant during the quarter.

The buildout of new production areas continued with surface construction of header houses 10-7 and 10-8. Injection and production headers, motor control centers and programable logic controls were installed, as were main trunk lines. The two new header houses will expand production and are expected to come online in the coming weeks.

Drilling rigs continued delineating roll fronts in wellfield 11, as well as piloting, casing and underreaming new wells. Additionally, new wells were drilled in wellfields 8 and 10, expanding the area and uranium available for recovery.

Burke Hollow ISR Project, South Texas

Construction has accelerated at the Burke Hollow Project, with the ion exchange facility and the first production area that will be a satellite operation to the Hobson CPP. With seven drilling rigs operating, 75 injection and recovery wells were cased in the initial wellfield and its development is ongoing.

More than 760 cubic yards of cement was poured to complete the foundation of the main slab of the satellite ion exchange plant for future placement of tanks, pumps, pressure vessels and piping. Consistent with our accelerated project management timelines, orders for long-lead items, including motor control centers, backup generators and resin for ion exchange columns, were placed. Additional infrastructure advancements included construction of roads and ongoing installation of three-phase power into the project site.

Authorization under our existing license to operate planned class III injection wells for ISR uranium extraction at the Burke Hollow Project was received from the Texas Commission on Environmental Quality.

Acquisition of Rio Tinto’s Sweetwater Plant and Wyoming Uranium Assets

In December of 2024, UEC acquired 100% of Rio Tinto's Wyoming assets, comprised of the wholly-owned and fully-licensed Sweetwater Plant and a portfolio of uranium mining properties, including the Red Desert Project and the Green Mountain Project, with approximately 175 million pounds of historic resources(1).

The acquisition, with a purchase price of approximately $175 million(5) in cash, is an accretive purchase and included the Sweetwater Plant, a 3,000-ton-per-day processing mill with a licensed capacity of 4.1 million pounds U3O8 annually. UEC plans to adapt the Sweetwater Plant to recover uranium from loaded resin produced by ISR operations. This acquisition was a rare opportunity to acquire U.S. licensed facilities and uranium mining properties from a leading global mining company.

The addition of the Sweetwater Plant and a portfolio of permitted and exploration stage assets will significantly enhance and accelerate UEC’s production capabilities in Wyoming’s Great Divide Basin, where UEC already holds 12 properties. The Sweetwater Plant enables UEC to unlock the development of the Company’s extensive portfolio in the Great Divide Basin, creating synergies from a third U.S. hub-and-spoke production platform.

The Company is currently working towards completing current resource estimates for the Great Divide Basin.

Roughrider Project, Saskatchewan

In November of 2024, UEC filed an initial assessment technical report summary(2) that includes an economic analysis and mineral resource estimate for its 100% owned Roughrider Project, located in Northern Saskatchewan, Canada. Highlights include:

●	Estimated post-tax NPV of $946 million, utilizing an IRR of 40%, a post-tax payback period of 1.4 years, based on a long-term uranium price of $85/pound U3O8, and utilizing an 8% discount rate.

●
Expected Life of Mine (“LOM”) production of 61.2 million pounds U3O8 produced over nine years with an average annual production rate of 6.8 million pounds U3O8. Initial capex is estimated at $545 million including mill and underground mine.

●	AISC of $20.48/pound U3O8.

●	An industry leader, ranking in the lowest 15% of production costs among projects(3) globally at various stages.

●	Average Annual LOM earnings before interest, taxes, depreciation and amortization of $395 million.

●
The Roughrider Project is in the well-established infrastructure of eastern Athabasca Basin, with an adjacent high-voltage 138 kV transmission line, hydroelectric power generation, 7 km north of the commercial airport at Points North Landing, and a highway system.

Notes:

(1)
Based upon internal studies and other historic data prepared by prior owners regarding the projects and dated between 1984 and 2019. Such estimates are being treated by the Company as historical in nature and a qualified person has not done sufficient work to classify the historical estimates as current mineral resources. The Company is not treating them as current resource estimates and is disclosing these historic estimates for illustrative purposes and to provide readers with relevant information regarding the projects. In addition, such estimates were not prepared under S-K 1300 standards and the results of future estimates by the Company may vary from these historic estimates.

(2)
The economic analysis is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have modifying factors applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that this economic assessment will be realized. For further information regarding the Initial Economic Assessment, please refer to the technical report summary titled "S-K 1300 Initial Assessment Report – Roughrider Uranium Project, Saskatchewan, Canada", issued on November 5, 2024, available under the Company's profile at www.sec.gov. For further information regarding the resource estimates for the Company's projects, please refer to the Company’s most recent annual report on Form 10-K and technical report summaries, available under our profile at www.sec.gov.

(3)	Based on the most recent (2023) UxC LLC Uranium Production Cost Study, which included a review of over 100 projects at various stages and operations.

(4)	Market values for securities are based on closing prices as at January 31, 2025, and for uranium inventories are based on the spot price quoted on UxC CVD as of such date.

(5)	Excluding acquisition-related costs.

The technical information in the news release respecting the Company’s projects has been reviewed and approved by Chris Hamel, P.Geo., Vice President Exploration, Canada, for the Company, being a Qualified Person as defined by SEC Regulation S-K 1300.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K (including the Exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01          Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated March 12, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: March 12, 2025.	By:	/s/ Josephine Man
Josephine Man, Chief Financial
Officer, Treasurer and Secretary